UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

General Form for Registration of Securities of Small Business Issuers

Under Section 12(g) of the Securities Exchange Act of 1934

AMERICAN METALS RECOVERY AND RECYCLING INC.

(Exact Name Of Company As Specified In Its Charter)

Nevada	27-2262066
(State of Incorporation)	(I.R.S. Employer Identification No.)

7119 West Sunset Boulevard, Los Angeles, CA	90046
(Address of Principal Executive Offices)	(ZIP Code)

Company’s Telephone Number, Including Area Code: 323.970.2358

Securities to be Registered Under Section 12(g) of the Act: Common Stock, $ 0.001
(Title of Class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

1

2

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Some of the statements contained in this registration statement on Form 10 of American Metals Recovery and Recycling Inc., a Nevada corporation, (hereinafter the “Company or “we”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this Registration Statement, forward-looking statements are generally identified by the words such as “expects,” “anticipates,” “goals,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and the like. Words such as variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve future risks and uncertainties, these are factors that could cause actual results or plans to differ materially from those expressed or implied. A reader, whether investing in the Company’s securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Any safe harbor provisions under the federal securities law may not apply to an issuer that issues penny stock. The Company does not assume any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Registration Statement except as required by applicable law.

Important factors that may cause actual results to differ from projections include, the success or failure of management’s efforts to implement the Company’s plan of operation; the effect of changing economic conditions impacting our plan of operation (including the coronavirus COVID-19 and its mutations pandemic and other events such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases), and the ability of the Company to meet the other risks as may be described in this and future filings with the United States Securities and Exchange Commission (the “SEC”).

General Background of the Company

American Metals Recovery and Recycling Inc. was incorporated in the State of Nevada on June 29, 2009. We were formed in order to acquire 100% of the outstanding stock of Coil Motor Tubing Corporation, a Texas corporation. Coil Tubing Motor Corporation (“CTM”) was a wholly owned subsidiary of Premier Oil Field Services, Inc. and was formed in June 2006 as a Texas Corporation. CTM served the oil and gas industry with down-hole drilling motors. These motors were used in the gas well drilling process to drill out frac plugs and other debris in the wellbore.

On April 7, 2014, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Perfect Metals Inc., a Nevada corporation (“Perfect Metals”) and its shareholders holding all of the issued and outstanding common stock (“PM Common Stock”) of Perfect Metals. Under the Exchange Agreement, its shareholders sold, transferred, conveyed and assigned all their share of PM Common Stock to the Company and the Company issued to the shareholders an aggregate of 9,000,000 newly issued common stock, par value $.001 per share, of the Company. As a result of the Exchange Agreement, Perfect Metals became the Company’s wholly owned subsidiary and the Company changed its name to American Metals Recovery and Recycling Inc.

On October 1, 2014, the Circuit Court of Adair County of the State of Missouri (the “Court”) issued an order (the “Order”) in Case Number 15CK-CC00028, State of Missouri in the Circuit Court of Clark County, appointing a receiver to keep, preserve and protect the businesses of Perfect Metals USA, LLC and Whispers, LLC, both wholly-owned indirect subsidiaries of the Company).  The Order was issued by the Court as a result of a dispute arising out of a September 23, 2014 petition for breach of employment agreement, tortious interference with contract, fraud, breach of fiduciary duty, civil conspiracy, declaratory judgment and preliminary and permanent injunctive relief (the “Petition”) filed by David Janes, an affiliate of the Company and a former director and officer of the Company’s subsidiaries, which Petition named as defendants (i) Gordon Muir, the Company’s President, Chief Executive Officer, Chief Financial Officer and sole member of the Company’s Board of Directors; (ii) Traci Muir, Gordon Muir’s spouse; (iii) the Company; (iv) Perfect Metals USA, the Company’s subsidiary; (v) Perfect Metals USA, LLC, the Company’s subsidiary; (vi) Whispers, LLC, the Company’s subsidiary (collectively, the “Defendants”). The Defendants disputed the claims set forth in the Petition and on October 15, 2014, filed with the Court an answer denying the claims set forth in the Petition and asserting that all actions taken by the Defendants were done with due authority and justification. Furthermore, the Defendants filed a counterclaim against Mr. Janes and various other parties affiliated with or acting under instruction of Mr. Janes for damages and declaratory judgment arising out of the counterclaim.

3

On August  20, 2015, the Company executed a settlement agreement in resolution of the litigation. The settlement was confirmed by the Court on September 25, 2015. Pursuant to the Memorandum of Settlement and Joint Motion for Dismissal of All Claims and Counterclaims and Termination of Receivership,  the Court thereby adjudged and vacated the Order of October 1, 2014 appointing a receiver for  Perfect Metals USA L.L.C. and Whispers L.L.C. and terminated the receivership as to those entities. Plaintiff’s Petition, and all claims and causes of action set forth therein, were thereby dismissed with prejudice. Counterclaimants’ First Amended Counterclaim, and all claims and causes of action set forth therein, were thereby dismissed with prejudice.

As of September 25, 2015 and thereafter, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company currently intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues in exchange for its securities. The Company has no particular acquisitions in mind and has not currently entered into any negotiations regarding such an acquisition. The Company's officer and director has not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date hereof.

The Company’s common stock is subject to quotation on the OTC Markets Group, Inc. Pink Open Market Platform (“Pink Sheets”) under the symbol AMRR. There is currently only a limited trading market in the Company’s shares, nor do we believe that any active trading market has existed for approximately the last five years. There can be no assurance that there will be an active trading market for our securities following the effective date of this Registration Statement under the Securities Exchange Act of 1934, as amended (“Exchange Act”). In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether the trading market will provide liquidity to investors, or whether any trading market will be sustained.

Business Objectives of the Company

From September 25, 2015 until December 16, 2019, the Company has had no business operations. Since December 16, 2019, current management (which includes possible participation by our majority shareholder) has determined to direct its efforts and limited resources to pursue potential new business opportunities. The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an issuer who has complied with the Exchange Act. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature and we have not established any particular criteria upon which we consider a business opportunity. This discussion of the proposed business herein is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

Effecting a business combination

Prospective investors in the Company’s common stock will not have an opportunity to evaluate the specific merits or risks of any of the one or more business combinations that we may undertake. A business combination may involve the acquisition of or merger with a company which needs to raise substantial additional capital by means of being a publicly trading company, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, voting control issues and compliance with various federal and state securities laws.

4

Management (which may also include the majority shareholder of the Company) would have substantial flexibility in identifying and selecting a prospective new business opportunity. The Company is dependent on the judgment of its management in connection with this process. There are many criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review. A business combination may involve a company which may be financially unstable or in its early stages of development or growth.

The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, cannot be ascertained with any degree of certainty. Further, management intends to devote such time as we deem necessary to carry out the Company’s affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts.

The Company intends to conduct its activities so as to avoid being classified as an “Investment Company” under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

General Overview

Covid 19.

The coronavirus disease (COVID-19) pandemic has adversely affected, and other events (such as a significant outbreak of variations thereof or other infectious diseases could adversely affect), the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

If the disruptions posed by COVID-19 continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on our ability to raise additional equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

Company is a Shell Company with Penny Stock.

At present, the Company is a development stage company with no revenues, nominal assets and no specific business plan or purpose. The Company’s business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Company is a shell company. Rule 405 and 12b-2 of the Exchange Act defines a shell company as an issuer that that has no or nominal operations and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. A shell issuer may also be a blank check company or a blind pool company, a company in the developmental stage, any company that has no specific business plan or purpose, or a company that has as its business plan to merge with or acquire an unidentified third property.

The Company’s common stock is a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of the Company is subject to the penny stock rules, it may be more difficult to sell the Company’s common stock.

5

As a shell issuer, we lack the availability of the use of Rule 144 by security holders and the lack of liquidity in our stock.

Effect of Amended Rule 15c2-11 on the Company’s securities.

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act ("Rule 15c2-11,” the "Amended Rule 15c2-11"). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11's modified the "piggyback exemption" that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e. a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company (and formerly suspended securities) may only rely on the piggyback exemption in certain limited circumstances. The Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

Unavailability of Rule 144 for Resale.

Rule 144(i) “Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. We have identified our company as a shell company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a shell company and has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, as amended (“Securities Act”), so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Very Limited Liquidity of our Common Stock.

Our common stock occasionally trades on the Pink Sheets and there is a very limited active market in our common stock. As a result, there is only limited liquidity in our common stock.

ITEM 1A. RISK FACTORS

Forward-Looking Statements

This Registration Statement on Form 10 contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the market in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “goals,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guaranties of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

6

Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this Registration Statement before you decide to invest in our common stock. Each of the following risks may materially and adversely affect our business objective, plan of operation and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you invested in our common stock. We provide the following cautionary discussion of risks, uncertainties, and possible assumptions relevant to our business plan. In addition to other information included in this Registration Statement, the following factors should be considered in evaluating the Company’s business and future prospects.

The Company has not identified a target business.

The Company’s effort in identifying a prospective target business will not be limited to a particular industry and the Company may ultimately acquire a business in any industry management deems appropriate. The Company currently has not selected any target business on which to concentrate our search for a business combination. While the Company intends to focus on target businesses in the United States, we are not limited to United States entities and may consummate a business combination with a target business outside of the United States. Accordingly, there is no basis for investors in the Company’s common stock to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although the Company’s management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses.

Management anticipates that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community, who may present solicited or unsolicited proposals. Management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation in connection with a business combination. In no event, however, will we pay management any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination.

Repository Services LLC owns 73.3% of the issued and outstanding shares of common stock of the Company and will have broad flexibility in identifying and selecting a prospective target business. See Item 7 below. In evaluating a prospective target business, management will consider, among other factors, the following:

●	financial condition and results of operation of the target company;
●	growth potential;
●	experience and skill of management and availability of additional personnel;
●	capital requirements;
●	competitive position;
●	stage of development of the products, processes, or services;
●	degree of current or potential market acceptance of the products, processes, or services;
●	proprietary features and degree of intellectual property or other protection of the products, processes, or services;

7

●	regulatory environment of the industry; and
●	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ shareholders. However, there can be no assurance that the Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any business combination we consummate.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us.

Probable lack of business diversification.

While we may seek to effect business combinations with more than one target business, it is more probable that we will only have the ability to effect a single business combination, if at all. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations with entities operating in multiple industries or multiple areas of a single industry, it is probable that we will lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and result in our dependency upon the development or market acceptance of a single or limited number of products, processes, or services.

Limited ability to evaluate the target business’ management.

We cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our director, if any, in the target business cannot presently be stated with any certainty.

While it is possible that our director will remain associated in some capacity with the Company following a business combination, it is unlikely that she will devote her full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our director will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2020 and 2019, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Although we have some cash on hand, there is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company’s shares of common stock.

8

Competition.

In identifying, evaluating, and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and equity financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors. Many of these entities are well established and have extensive experience identifying and effecting business combinations, either directly or through affiliates. Many if not virtually most of these competitors possess far greater financial, human, and other resources compared to our resources. While we believe that there are numerous potential target businesses that we may identify, our ability to compete in acquiring certain of the more desirable target businesses will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Management believes that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical and other resources than the initial competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Employee.

Quynh Hoa T. Tran, our Chief Executive Officer, is our sole executive officer. Quynh Hoa T. Tran is not obligated to devote any specific number of hours per week and, in fact, intends to devote only as much time as she deem reasonably necessary to administer the Company’s affairs until such time as a business combination is consummated. The amount of time she will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination.

Conflicts of Interest.

The Company’s management is not required to commit its full time to the Company’s affairs. As a result, pursuing new business opportunities may require a longer period of time than if management would devote full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that the Company’s management has multiple business affiliations, our management may have legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization, and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what we believe will be in the best interests of the shareholders of the Company. The Company shall not enter into a transaction with a target business that is affiliated with management.

9

The Company has a limited operating history and limited resources.

The Company’s operations have been limited to seeking a potential business combination and has had no revenues from operations. Investors will have no basis upon which to evaluate the Company’s ability to achieve the Company’s business objective, which is to effect a merger, capital stock exchange and/or acquire an operating business. The Company will not generate any revenues until, at the earliest, after the consummation of a business combination or acquiring an operating business.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

As of December 31, 2020, we had $43,436 in cash and cash equivalents and an accumulated deficit of $570,580. Our audited financial statements for the years ended December 31, 2020 and December 31, 2019 were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There may not be enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company’s shares of common stock.

Since the Company has not yet selected a target business with which to complete a business combination, the Company is unable to ascertain the merits or risks associated with any particular business or even the broader target industry.

Since the Company has not yet identified a particular industry or prospective target business, there is no basis for investors to evaluate the possible merits or risks of the target business which the Company may ultimately acquire. If the Company completes a business combination with a financially unstable company or an entity in its development stage, the Company may be affected by numerous risks inherent in the operations of those entities. Although the Company’s management intends to evaluate the risks inherent in a particular industry or target business, the Company cannot assure you that we will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective business combination will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

Unspecified and unascertainable risks.

There is no basis for shareholders to evaluate the possible merits or risks of potential business combination. To the extent that the Company effects a business combination with a financially unstable operating company or an entity that is in its early stage of development or growth, the Company will become subject to numerous risks. If the Company effects a business combination with an entity in a high-risk industry, the Company will become subject to the currently unascertainable risks of that industry. Although management will endeavor to evaluate the risks inherent in a particular business or industry, there can be no assurance that management will properly ascertain or assess all such risks that the Company perceived at the time of the consummation of a business combination.

10

It is likely that the Company’s current sole officer and director will resign upon consummation of a business combination and the Company will have only limited ability to evaluate the management of the target business.

The Company’s ability to successfully effect a business combination will be dependent upon the efforts of the Company’s management. The future role of management in the target business cannot presently be ascertained. Although it is possible that our management may remain associated with the target business following a business combination, it is likely that only the management of the target business will remain in place. Although the Company intends to closely scrutinize the management of a target business in connection with evaluating the desirability of effecting a business combination, the Company cannot assure you that the Company’s assessment of management will prove to be correct.

Dependence on key personnel.

The Company is dependent upon the continued services of management. To the extent that Quynh Hoa T. Tran services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that we will be able to recruit one or more qualified persons upon acceptable terms.

The Company’s sole officer and director may allocate her time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination in a timely manner, if at all.

Quynh Hoa T. Tran, the Company’s officer and director is not required and does not commit her full time to the Company’s affairs, which may result in a conflict of interest in allocating her time between the Company’s business and other businesses. The Company does not intend to have any full-time employees prior to the consummation of a business combination. Management of the Company is engaged in other business endeavors and Quynh Hoa T. Tran is not obligated to contribute any specific number of her hours per week to the Company’s affairs.

If management’s other business affairs require her to devote more time to such affairs, it could limit her ability to devote time to the Company’s affairs and could have a negative impact on the Company’s ability to consummate a business combination. Furthermore, we do not have an employment agreement with Quynh Hoa T. Tran.

The Company may be unable to obtain additional financing, if and when required, to complete a business combination or to fund the operations and growth of the business combination target, which could compel the Company to restructure a potential business combination transaction or to entirely abandon a particular business combination.

The Company has not yet identified any prospective target business. The Company believed that there are business opportunities in companies involved with industries that produce resins and polymers and that there is a sustainable market in biodegradable and compostable products. Preliminary discussions had occurred between the majority shareholder with finders and broker-dealers regarding these business opportunities, but no agreements have yet been entered into. If we require funds for a particular business combination, because of the size of the business combination or otherwise, we will be required to seek additional financing, which may or may not be available a terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. The Company’s officer, director or shareholders are not required to provide any financing to us in connection with or after a business combination.

It is probable that the Company will only be able to enter into one business combination, which will cause us to be solely dependent on such single business and a limited number of products or services.

It is probable that the Company will enter into a business combination with a single operating business. Accordingly, the prospects for the Company’s success may be solely dependent upon the performance of a single operating business, or dependent upon the development or market acceptance of a single or limited number of products or services.

11

In this case, the Company will not be able to diversify the Company’s operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to enter into or consummate an attractive business combination.

The Company expects to encounter intense competition from other entities having a business objective similar to the Company’s, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than the Company does, and the Company’s financial resources are limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential target businesses that we could acquire, the Company’s ability to compete in acquiring certain sizable target businesses will be limited by the Company’s limited financial resources and the fact that the Company will use its common stock to acquire an operating business. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

The Company may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel the Company to restructure a potential business transaction or abandon a particular business combination.

We will be required to obtain additional financing. Although we have obtained sources for additional financial accommodations, we cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

Our present management most likely will not remain after we complete a business combination.

A business combination involving the issuance of our common stock will, in all likelihood, result in the shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our management to sell or transfer all or a portion of the Company's common stock held and/or have Quynh Hoa T. Tran resign as a member of the Board of Directors. The resulting change in our control would result in a corresponding reduction in or elimination of current management’s participation in our future affairs.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues and is dependent upon the willingness of the Company’s management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company’s corporate existence and expenses related to the Company’s business objective. The Company is not likely to generate any revenues until the consummation of a business combination, at the earliest. The Company believes that er will have available sufficient financial resources available from its management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following a business combination.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing potential business combination candidates and preparing and filing Exchange Act reports for what may be an unlimited period of time will be paid by our majority shareholder, notwithstanding the fact that there is no written agreement to pay such costs. Repository Services LLC has informally agreed to pay the Company’s expenses in the form of advances that are unsecured, non-interest bearing. Specialty Capital Lenders LLC has agreed to provide financial accommodations to the Company in an amount equal to $20,000, at the prevailing interest rate. As of the date hereof, there has been no advances made by Specialty Capital Lenders LLC under the written agreement entered into on August 3, 2020. The Company intends to repay these advance when we have the cash resources to do so.

12

Based on Repository Services LLC and Specialty Capital Lenders LLC commitment to fund our operations, we believe that we will be able to continue as a going concern until such time as we conclude a business combination. During the next 12 months, we anticipate incurring costs related to filing of Exchange Act reports, franchise fees, registered agent fees, legal fees, and accounting fees, and investigating, analyzing, and consummating an acquisition or business combination. We estimate that these costs will range from ten to fifteen thousand dollars per year, and that we will be able to meet these costs as necessary through loans/advances Repository Services LLC or Specialty Capital Lenders LLC or until we enter into a business combination.

The Company’s majority shareholder has a 73.30% common stock equity interest in the Company and thus is in a position totally influence certain actions requiring shareholder vote.

Management has no present intention to call for an annual meeting of shareholders to elect new directors prior to the consummation of a business combination. As a result, our current director will continue in office at least until the consummation of the business combination, subject to the desires of the majority shareholder. If there is an annual meeting of shareholders for any reason, the Company’s management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of the majority shareholder’s significant equity interest. Accordingly, the Company’s management will continue to exert substantial control at least until the consummation of a business combination.

Broad discretion of management.

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business combination. There can be no assurance that determinations made by the Company’s management will permit us to achieve the Company’s business objectives.

Reporting requirements may delay or preclude a business combination.

Sections 13 and 15(d) of the Exchange Act require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K (a so-called “Super 8-K’ wherein we provide  “Form 10 information”). Audited financial statements must be filed with the SEC within five (5) days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

13

The Investment Company Act of 1940 creates a situation wherein we would be required to register and could be required to incur substantial additional costs and expenses.

Although we will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. The Company does not believe that its anticipated principal activities will subject us to the Investment Company Act of 1940. However, in the event we engage in business combination that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.

The Company has no “independent director,” so actions taken, and expenses incurred by our officer and director on behalf of the Company will generally not be subject to “independent review.”

Quynh Hoa T. Tran owns 100,000 shares of our common stock and, although no compensation will be paid to her for services rendered prior to or in connection with a business combination, she may receive reimbursement for out-of-pocket expenses incurred by her in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Repository Services LLC may compensate Quynh Hoa T. Tran or it may assign to her an economic or beneficial interest in shares of our common stock and Specialty Capital Lenders LLC may assign to her an interest in the obligation owed to it by the Company. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our majority shareholder or major creditor. Since our director will not be deemed “independent,” she will generally not have the benefit of others examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although the Company believes that all actions taken by our director on the Company’s behalf will be in the Company’s best interests, the Company cannot assure the investor that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public shareholders.

Our present management most likely will not remain after we complete a business combination.

A business combination involving the issuance of shares of our common stock will, in all likelihood, result in the shareholders of a private company obtaining a controlling interest in us. Any such business combination may require Repository Services LLC to sell or transfer all or a portion of the Company's common stock and preferred stock held and have Quynh Hoa T. Tran resign as a member of the Board of Directors, or either. It may also require Specialty Capital Services LLC to transfer all or a portion of its interest in the obligations then owing to it. The resulting change in our control would result in a corresponding reduction in or elimination of any participation in our future affairs.

At the time we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

Our current primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued common stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

General Economic Risks.

The Company’s current and future business objectives and plan of operation are likely dependent, in large part, on the state of the general economy and the current Covid 19 pandemic. A continuation of a pandemic or adverse changes in economic conditions may adversely affect the Company’s business objective and plan of operation. These conditions and other factors beyond the Company’s control include also but are not limited to regulatory changes.

14

Risks Related to Our Common Stock

The Company’s shares of common stock are traded from time to time on the OTC Pink Sheet Market.

Our common stock is traded on the OTC Market Group Inc.’s Pink Sheet Market from time to time. There can be no assurance that there will be a liquid trading market for the Company’s common stock following a business combination. In the event that a liquid trading market commences, there can be no assurance as to the market price of the Company’s shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Our common stock is subject to the Penny Stock Rules of the SEC and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, is any equity security that has a market price of less than $ 5.00 per share or with an exercise price of less than $ 5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience objectives of the person, make a reasonable determination that the transactions in penny stocks are suitable for that person, and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market. Generally, broker-dealers may be less willing to execute transactions insecurities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

State blue sky registration; potential limitations on resale of the Company’s common stock.

The holders of the Company’s shares of common stock registered under the Exchange Act and those persons who desire to purchase them in any trading market that may develop in the future, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell the Company’s securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one.

Rule 144 Risks.

Shareholders who receive the Company’s restricted securities in a business combination (and certain of our existing shareholders) will not be able to sell our common stock in reliance on Rule 144 without registration until one year after we have completed our initial business combination. Rule 144 is a non-exclusive safe harbor from the definition of “underwriter” in Section 2(a)(11) of the Securities Act that applies to restricted securities. Restricted securities are securities acquired in unregistered, private sales from the Company or from an affiliate of the Company. Control securities are those held by an affiliate of the Company. An affiliate is a person, such as an executive officer, a director or large shareholder, in a relationship of control with the issuer.

Accordingly, subsection (i) to Rule 144 prohibits or limits the resale (public) of the Company’s common stock. Under Rule 144(i), one year needs to pass from the date the Company ceased to be a shell company, files reports under the Exchange Act, and has filed the Form 10 type information on a Form 8-K. Further, shareholders holding restricted securities may not be able to rely on Rule 144 to sell their stock until the Company is current on all reports and other materials required to be filed with its filings for one year.

15

Possible Issuance of Additional Securities.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, par value $ 0.001. As of December 31, 2020, and the date hereof, we had 11,081,336 shares of common stock issued and outstanding and 600,000 shares of the preferred stock, par value $ 0.001 issued or outstanding. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of the Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

Dividends unlikely.

The Company does not expect to pay dividends for the foreseeable future because we have no revenues or cash resources. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. It is the Company’s expectation that future management following a business combination will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

ITEM 2. FINANCIAL INFORMATION

Management’s Plan of Operation.

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview.

The Company’s current business objective is to seek a business combination with an operating company. We intend to use the Company’s limited personnel and financial resources in connection with such activities. The Company will utilize its capital stock, debt or a combination of capital stock and debt, in effecting a business combination. It may be expected that entering into a business combination will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our capital stock may significantly reduce the equity interest of our shareholders, will likely cause a change in control if a substantial number of our shares of capital stock are issued, and most likely will also result in the resignation or removal of our present officer and director; and may adversely affect the prevailing market price for our common stock.

Similarly, if we issued debt securities, it could result in default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations, acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants, our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand, and our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Going Concern.

The Company has only limited capital. Additional financing is necessary for the Company to continue as a going concern. Our independent auditors have unqualified audit opinion for the years ended December 31, 2020 and 2019 with an explanatory paragraph on going concern.

16

Results of Operations during the year ended December 31, 2020 as compared to the year ended December 31, 2019.

We have not generated any revenues during the years 2020 and 2019. We had total operating expenses of $23,620 during the years ended December 31, 2020 and total operating expenses of $6,600 in the year ended December 31, 2019. We incurred $4,475 interest expense during the year ended December 31, 2020 and no interest expense during the year ended December 31, 2019. During the years ended December 31, 2020 and December 31, 2019, we had a net loss of $23,620 and $6,600, respectively.

Liquidity and Capital Resources.

As of December 31, 2020 and the date hereof, the Company has no business operations and limited cash resources other than that provided by Repository Services LLC. We are dependent upon interim funding to be provided by Repository Services LLC or Specialty Capital Lenders LLC to pay professional fees and expenses. Repository Services LLC has agreed to provide funding as may be required to pay for accounting fees and other administrative expenses of the Company until the Company enters into a business combination. The Company would be unable to continue as a going concern without interim financing provided by Repository Services LLC and management. As of December 31, 2020, we had cash of $43,435 and as of December 31, 2019, we had no cash. As of June 30, 2021, we had cash of $23,765.

If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. The Company depends upon services provided by Repository Services LLC to fulfill its filing obligations under the Exchange Act. At present, the Company has limited financial resources to pay for such services.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations, maintaining the filing of Exchange Act reports, the investigation, analyzing, and consummation of an acquisition for an unlimited period of time will be paid from additional money lent to the Company by Repository Services LLC.

During the next 12 months we anticipate incurring costs related to filing of Exchange Act reports, franchise fees, transfer agent fees, registered agent fees, legal fees, accounting fees, and investigating, analyzing, and consummating an acquisition or business combination. We estimate that these costs will be in the range of ten to twelve thousand dollars per year, and that we will be able to meet these costs as necessary, to be advanced/loaned to us by Repository Services LLC and/or Specialty Capital Lenders LLC.

As of June 30, 2021, we had $23,765 in total assets and $96,983 in total liabilities.

We had a negative cash flow from operations of $36,040 during the year ended December 31, 2020, mainly due to a net loss of $28,125. We financed our negative cash flow from operations during the twelve months ended December 31, 2020 through the sale of shares of common stock to three investors.

The Company currently plans to satisfy its cash requirements for the next 12 months through its cash on hand and borrowings from Repository Services LLC or Specialty Capital Lenders LLC or entities or individuals affiliated with either and believes it can satisfy its cash requirements so long as we are able to obtain financing from these parties. The Company expects that money borrowed will be used during the next 12 months to satisfy the Company’s operating costs, professional fees and for general corporate purposes.

Off-Balance Sheet Arrangements.

As of December 31, 2020 and 2019, and the date hereof, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Exchange Act.

17

Contractual Obligations and Commitments.

As of December 31, 2020, December 31, 2019, and the date hereof, we did not have any contractual obligations.

Critical Accounting Policies.

Our significant accounting policies are described in the notes to our financial statements for the year ended December 31, 2020 and December 31, 2019 and are included elsewhere in this registration statement.

ITEM 3. PROPERTIES

The Company’s corporate office is located at 7119 Sunset Boulevard, Los Angeles, CA 90046 which space is provided to us on a rent-free basis by Repository Services LLC. The Company believes that the office facilities are sufficient for the foreseeable future and this arrangement will remain until we find a new business opportunity.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2020 and the date hereof. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 10% of our common stock and preferred stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Repository Services LLC (2)	8,123,230	70.3%

Director and Officer (1 person)
Quynh Hoa T. Tran	100,000	>1.0%

Name of Beneficial Owner	Preferred Stock Beneficially Owned (1)	Percentage of Preferred Stock Owned (1)
Repository Services LLC	600,000	100%

(1)     Applicable percentage ownership is based on 11,081,366 shares of common stock outstanding as of December 31, 2020 and June 30, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the fixed date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

18

(2)     Pursuant to a Stock Purchase Agreement dated December 16, 2019, on or about December 18, 2019, Gordon Muir caused the shares of common stock and the shares of preferred stock to be transferred to Repository Services LLC, a Wyoming Limited Liability Company. Repository Services LLC’s Manager and control member is Brian Brick and the other member is Ronald J. Stauber.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the member of our Board of Director and our executive officers and the positions held by each.

Name	Age	Title
Quynh Hoa T. Tran	63	Chief Executive Officer and President

Quynh Hoa T. Tran has extensive leadership experience with Fortune 500 and technology startups, spanning global business development, marketing, sales, strategic alliances and operations. She is a serial entrepreneur, a transformative leader, and has led $1billion plus business entities as well as scaled startups from inception to over $150 million in revenue, resulting in successful initial public offering and merger and acquisition exits. Quynh Hoa T. Tran was co-founder and the Vice President and General Manager for ColorgrafX Systems – where she grew the business from startup to $150 million, and subsequently it was acquired by Xerox. Quynh Hoa T. Tran also led Sun Microsystem’s expansion into the commercial markets by developing business strategies and marketing efforts into the financial services and commercial sectors, thus generating $3 billion of new growth for Sun Microsystems. Quynh Hoa T. Tran also served on the Board of Directors of MapInfo Inc (a Nasdaq listed software company) and numerous Silicon Valley organizations to include The Children’s Discovery Museum of San Jose and the American Cancer Society. Quynh Hoa T. Tran also coached students enrolling in Global Entrepreneurship Studies at Stanford University and serves on advisory boards of several technology companies focusing on EV/smart mobility, fintech, artificial intelligence, health and blockchain technologies.

Our director holds office until the next annual meeting of stockholders and until her successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We do not compensate our officers and directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

Specialty Capital Lenders LLC and Repository Services LLC may be deemed to be control parties to the Company. Repository Services LLC’s Manager and control member is Brian Brick and the other member is Ronald J. Stauber. Specialty Capital Lenders LLC’s Manager and sole member is Ronald J. Stauber. Each may be deemed to be a control party, promoter, or affiliate of the Company and of each other. As of the date hereof, Repository Services LLC owned and controlled 8,123,230 shares of the Company’s common stock, which represents approximately 70.3% of the common stock issued and outstanding and owned and controlled 600,000 shares of the preferred stock, which represents 100% of the issued shares of preferred stock outstanding.

Our director, officer or affiliates have not, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance.

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s common stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Once the Company becomes subject to the Exchange Act, our officer and director and majority shareholder has informed us that they intend to file reports required to be filed under Section 16(a).

Conflicts of Interest.

Company's management (and the manager and members of Repository Services LLC and Special Capital Lenders LLC) are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest. Insofar as Quynh Hoa T. Tran is engaged in other business activities, it is anticipated that she will devote only a minor amount of time to the Company's affairs.

19

Company's management (and the manager and members of Repository Services LLC) are now and may in the future become shareholders, officers or directors of other companies which may be engaged in business activities similar to those conducted by the Company. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of the Company or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

ITEM 6. EXECUTIVE COMPENSATION

We have no written employment agreement with Quynh Hoa T. Tran, our sole officer and director.

As of December 31, 2019, December 31, 2020, and the date hereof, there were no outstanding equity awards to any of prior or current executive officer(s) or the members of our board of directors. The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers, or other employees, but our board of directors may recommend adoption of one or more such programs in the future.

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for additional information.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

As of December 31, 2020, there was owed to Specialty Capital Lenders LLC $93,733. As at September 30, 2020, the Company had entered into an Obligation Extension Agreement with Specialty Capital Lenders LLC. Pursuant to the terms of the Extension Agreement, the original principal will continue to accrue interest at the rate of three (3%) percent per annum beginning on October 1, 2020. The Extension Agreement shall terminate as of October 1, 2021, at which time all unpaid principal and accrued interest will be due and payable to Specialty Capital Lenders LLC. As of June 30, 2021, there was owed to Specialty Capital Lenders LLC principal and interest in the sum of $95,983. The Company may, at its sole discretion, at any time prepay all or any part of the principal amount of the Promissory Note, without premium and with all accrued interest to the date of prepayment. Partial prepayments will be applied first to accrued interest and then to principal.

On December 18, 2019, the Company issued a Revolving Promissory Note to Repository Services LLC whereby the Company can borrow up to a maximum of thirty-five thousand USD ($35,000) at an annual rate of interest equal to five percent (5%). There have been no financial accommodations provided to the Company under the Revolving Promissory Note.

Specialty Capital Lenders LLC, Repository Services LLC and the Company may be deemed to be related parties to each other. Repository Services LLC’s Manager and control member is Brian Brick and the other member is Ronald J. Stauber. Specialty Capital Lenders LLC’s Manager and sole member is Ronald J. Stauber. As of the date hereof, Repository Services LLC owned and controlled 8,123,230 shares of the Company’s common stock, which represents approximately 70.3% of the common stock issued and outstanding and owned and controlled 600,000 shares of the preferred stock, which represents 100% of the issued shares of preferred stock outstanding.

Quynh Hoa T. Tran was selected to be an officer and director of the Company by Repository Services LLC. Quynh Hoa T. Tran has no direct or indirect interest in Specialty Capital Lenders LLC and Repository Services LLC. Quynh Hoa T. Tran owns and controls 100,000 shares of the Company’s common stock.

This Registration Statement contains all information that could be material to investors regarding these related parties.

ITEM 8. LEGAL PROCEEDING

There have been no legal proceeding pending against the Company in the last five (5) years.

20

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

Share of our common stock is currently quoted on the OTC market Pink Sheets under the symbol AMRR. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Price Range

Commencement Period	High	Low

Fiscal Year Commencing January 1, 2018:

First Quarter	0.060	0.025
Second Quarter	0.060	0.025
Third Quarter	0.040	0.025
Fourth Quarter	0.050	0.025

Fiscal Year Commencing January 1, 2019:

First Quarter	0.080	0.060
Second Quarter	0.061	0.050
Third Quarter	0.065	0.050
Fourth Quarter	0.250	0.070

Fiscal Year Commencing January 1, 2020

First Quarter	0.490	0.025
Second Quarter	0.490	0.280
Third Quarter	0.430	0.400
Fourth Quarter	0.450	0.300

Fiscal Year Commencing January 1, 2021
First Quarter	0.550	0.250
Second Quarter	0.500	0.3050

As of the date hereof, our shares of common stock were held by approximately 101 shareholders of record.

The transfer agent of our common stock is Signature Stock Transfer, Inc., Office in the Park, 14673 Midway Road, Suite 220, Addison, Texas 75001, telephone is 972.612.4120.

Dividends.

Holders of shares of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefor. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans.

No equity compensation plan or agreements under which our shares of common stock is authorized for issuance has been adopted during the fiscal years ended December 31, 2020 and 2019 and as of the date hereof.

21

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On March 4, 2020, the Company sold and issued 300,000 shares of Common Stock to three accredited investors, [Silicon Beach LLC (Adam Sexton - Manager), Katell Survivors Trust (Gerald Katell, Trustee) and Quynh Hoa T. Tran], as that term is defined under the Securities Act, for cash at $ 0.25 per share.. Except for this issuance, no additional shares of common stock or preferred stock were sold and issued during the last two fiscal years. Each restricted certificate contains a legend (i) stating that the shares have not been registered under the Securities Act and (ii) setting forth or referring to the restriction on transferability and sale of the shares under the Securities Act.

ITEM 11. DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

The following statements relating to the capital stock set forth the material terms of the Company’s securities; however, reference is made to the more detailed provisions of our Articles of Incorporation and By-Laws, copies of which are filed herewith.

Common Stock.

Our Articles of Incorporation authorize the issuance of shares of common stock, par value $ 0.001. Our holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends.

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors will not be declaring any dividends prior to a business combination transaction, nor can there be any assurance that any dividends will be paid following any business combination.

Preferred Stock.

There are 600,000 shares of preferred stock issued and outstanding and the Company’s preferred stock is not going to be registered under the Exchange Act. Our Articles of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, par value $ 0.001.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation, as amended, allow us to indemnify our officers and directors from certain liabilities. Our Bylaws provide that to the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.751), as the same now exists or may hereafter be amended or supplemented, we shall indemnify our directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding. Employees, agents, and other persons may be similarly indemnified by us, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by the Board of Directors.

Section 78.751 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, ( i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

22

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set fort below is an index to our financial statements attached to this Registration Statement:

Independent Auditors Report of June 29, 2021

Consolidated Balance Sheets at December 31, 2020 and 2019

Consolidated Statements of Operation for the Years Ended December 31, 2020 and 2019

Consolidated Statements of Stockholders’ Deficit for the Years Ended December 31, 2020 and 2019

Consolidated Statements of Cash Flows for the Years ended December 31, 2020 and 2019

Balance Sheet (unaudited) at June 30, 2021

Statements of Operation (unaudited) for the quarter ended June 30, 2021

Statements of Stockholders’ Deficit (unaudited) for the quarter ended June 30, 2021

Statements of Cash Flows (unaudited) for the quarter ended June 30, 2021

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed.

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation.
3.2	Certificate of Amendment to Articles of Incorporation.
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock.
3.4	By-Laws.
23.1	Consent of Independent Accounting Firm.

23

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 2, 2021

AMERICAN METALS RECOVERY AND RECYCLING, INC.

By:	/s/ Quynh Hoa T. Tran
	Quynh Hoa T. Tran	President

By:	/s/ Quynh Hoa T. Tran
	Quynh Hoa T. Tran	Chief Financial Officer

24

AMERICAN METALS RECOVERY AND RECYCLING INC.

FINANCIAL STATEMENTS AND NOTES

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

F-1

maughansullivanllc

A CERTIFIED PUBLIC ACCOUNTING FIRM

PCAOB REGISTERED

PO Box 347

Manchester, VT 05254

www.maughansullivanllc.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of American Metals Recovery and Recycling Inc.

Opinion

We have audited the financial statements of American Metals Recovery and Recycling Inc. (“Company” or “AMRR”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no operations yet and has not generated any revenues to date. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about AMRR’s ability to continue as a going concern for the next twelve months.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but not absolute assurance, and therefore, is not a guarantee that an audit conducted in accordance with Generally Accepted Auditing Standards (GAAS) will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

F-2

In performing an audit in accordance with GAAS, we:

Exercise professional judgment and maintain professional skepticism throughout the audit.

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Obtaining an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of AMRR’s internal control. Accordingly, no such opinion is expressed.

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about AMRR’s ability to continue as a going concern for a reasonable amount of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

MaughanSullivan LLC

Manchester, VT

June 29, 2021

F-3

American Metals Recovery and Recycling Inc.

Consolidated Balance Sheets

December 31,

	2020	2019
Assets
Current assets
Cash	$43,436	$-
Total current assets	43,436	-

Total assets	$43,436	$-

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,030	$2,500
Accrued liabilities - related party	-	6,000
Accrued liabilities	-	444
Total current liabilities	1,030	8,944

Long-Term liabilities
Note payable and Accrued interest – Related Party	93,733	89,258

Total liabilities	94,763	98,202

Stockholders' deficit
Preferred Stock, Series A, $0.001 par value, 5,000,000 Authorized, 600,000 shares issued and outstanding	600	600
Common stock, $0.001 par value; 50,000,000 shares authorized 11,081,336 and 10,781,336 shares issued and outstanding	11,081	10,781
Additional paid-in capital	507,571	432,871
Accumulated deficit	(570,580)	(542,454)
Total stockholders' deficit	(51,327)	(98,202)

Total liabilities and stockholders' deficit	$43,436	$-

The accompanying notes are an integral part of these financial statements.

F-4

American Metals Recovery and Recycling Inc.

Statements of Operations

For the Years Ended December 31,

	2020	2019
Revenue	$-	$-

Operating expenses:
General and administrative expenses	23,620	6,600
Total operating expenses	23,620	6,600

Loss from operations	(23,620)	(6,600)

Other expense:
Interest expense	(4,475)	-
Total other expense	(4,475)	-

Net loss	$(28,125)	$(6,600)

Net loss per share of common stock:
Basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	11,081,336	10,781,336

The accompanying notes are an integral part of these financial statements.

F-5

American Metals Recovery and Recycling Inc.

Statement of Stockholders’ Deficit

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid- In Capital	Accumulated Deficit	Total

Balance at December 31, 2018	600,000	$600	10,781,336	$10,781	$268,338	$(535,854)	$(256,135)

Paid In Capital					164,533		164,533

Net loss	-	-			-	(6,600)	(6,600)

Balance at December 31, 2019	600,000	$600	10,781,336	$10,781	$432,871	$(542,454)	$(98,202)

Common stock sold for Cash			300,000	300	74,700		75,000

Net loss	-	-			-	(28,125)	(28,125)

Balance at December 31, 2020	600,000	$600	11,081,336	11,081	$507,571	$(570,679)	$(51,327)

The accompanying notes are an integral part of these financial statements.

F-6

American Metals Recovery and Recycling Inc.

Statements of Cash Flows

For the Years Ended December 31,

	2020	2019
Cash flows from operating activities:
Net loss	$(28,125)	$(6,600)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities:
Accrued interest on related party note payable	4,475	-
Accounts payable	(1,470)	600
Accrued expenses - related party	(6,000)	-
Accrued expenses	(444)	6,000
Net cash used in operating activities	(36,040)	-

Cash flows provided by investing activities	-	-

Cash flows provided by financing activities
Sale of Common Stock for cash	75,000	-
Net cash provided by operating activities	75,000	-

Net increase in cash	$43,436	$-
Cash, beginning of period	$-	$-
Cash, end of period	$43,436	$-

Supplemental disclosure
Interest paid during the period	$-	$-
Taxes paid during the period	$-	$-

The accompanying notes are an integral part of these financial statements.

F-7

American Metals Recovery and Recycling Inc.

Notes to Financial Statements

December 31, 2020

Note 1. Description of Business

Organizational History

American Metals Recovery and Recycling Inc. (“we” or the “Company”) was incorporated in the State of Nevada on June 29, 2009. We were formed in order to acquire 100% of the outstanding stock of Coil Motor Tubing Corporation, a Texas corporation. Coil Tubing Motor Corporation (“CTM”) was a wholly owned subsidiary of Premier Oil Field Services, Inc. and was formed in June 2006 as a Texas Corporation. CTM serves the oil and gas industry with down-hole drilling motors. These motors were used in the gas well drilling process to drill out frac plugs and other debris in the wellbore.

On April 7, 2014, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Perfect Metals Inc., a Nevada corporation (“Perfect Metals”) and the shareholders (the “PM Shareholders”) holding all of the issued and outstanding common stock (“PM Common Stock”) of Perfect Metals. Under the Exchange Agreement, the PM Shareholders sold, transferred, conveyed and assigned all their share of PM Common Stock to the Company and the Company issued to the PM Shareholders an aggregate of 9,000,000 newly issued common stock, par value $.001 per share, of the Company (“Premier Common Stock”). As a result of the Exchange Agreement, Perfect Metals became the Company’s wholly owned subsidiary (the “Acquisition”) and the Company changed its name to American Metals Recovery and Recycling Inc.

On October 1, 2014, the Circuit Court of Adair County of the State of Missouri (the “Court”) issued an order (the “Order”) in Case Number 15CK-CC00028, State of Missouri in the Circuit Court of Clark County, appointing a receiver to keep, preserve and protect the businesses (the “Businesses”) of Perfect Metals USA, LLC and Whispers, LC, both wholly-owned indirect subsidiaries of the Company). The Order was issued by the Court as a result of a dispute arising out of a September 23, 2014 petition for breach of employment agreement, tortious interference with contract, fraud, breach of fiduciary duty, civil conspiracy, declaratory judgment and preliminary and permanent injunctive relief (the “Petition”) filed by David Janes, an affiliate of the Company and a former director and officer of the Company’s subsidiaries, which Petition named as defendants (i) Gordon Muir, the Company’s President, Chief Executive Officer, Chief Financial Officer and sole member of the Company’s Board of Directors; (ii) Traci Muir, Gordon Muir’s spouse; (iii) the Company; (iv) Perfect Metals USA, the Company’s subsidiary; (v) Perfect Metals USA, LLC, the Company’s subsidiary; (vi) Whispers, LLC, the Company’s subsidiary (collectively, the “Defendants”). The Defendants disputed the claims set forth in the Petition and on October 15, 2014, filed with the Court an answer denying the claims set forth in the Petition and asserting that all actions taken by the Defendants were done with due authority and justification. Furthermore, the Defendants filed a counterclaim against Mr. Janes and various other parties affiliated with or acting under instruction of Mr. Janes for damages and declaratory judgment arising out of the Counterclaim.

F-8

On August 20, 2015, the Company executed a settlement agreement in resolution of the litigation. The settlement was confirmed by the Court on September 25, 2015. Pursuant to the Memorandum of Settlement and Joint Motion for Dismissal of All Claims and Counterclaims and Termination of Receivership, the Court thereby adjudged and vacated the Order of October 1, 2014 appointing a receiver for Perfect Metals USA L.L.C. and Whispers L.L.C. and terminates the receivership as to those entities. Plaintiff’s Petition, and all claims and causes of action set forth therein, were thereby dismissed with prejudice. Counterclaimants’ First Amended Counterclaim, and all claims and causes of action set forth therein, were thereby dismissed with prejudice.

As of September 25, 2015 and thereafter, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company currently intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues in exchange for its securities. The Company has no particular acquisitions in mind and has not currently entered into any negotiations regarding such an acquisition. The Company's officer and director has not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date hereof. The Company’s common stock is subject to quotation on the OTC Markets Group, Inc. Pink Open Market Platform (“Pink Sheets”) under the symbol AMRR. There is currently only a limited trading market in the Company’s shares, nor do we believe that any active trading market has existed for approximately the last 5 years. There can be no assurance that there will be an active trading market for our securities following the effective date of this Registration Statement under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether the trading market will provide liquidity to investors or whether any trading market will be sustained.

American Metals Recovery and Recycling Inc. ("Company”), a Nevada corporation, was formed on June 29, 2009 as Premier Oil Field Services, Inc. and changed its name to American Metals Recovery and Recycling Inc. on April 25, 2014. The Company serviced the oil industry and then proposed to enter the recycling business. Since that time, the company has been dormant when it attempted to enter the recycling industry. The term "we" and "our" refers to the Company and its subsidiaries unless otherwise stated.

Shell Company Status

As of December 31, 2015, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company currently intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues in exchange for its securities. The Company currently has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. The Company's officer and director has not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this Disclosure Statement.

F-9

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2020, the Company did not have any business operations, it had assets totaling $43,436, liabilities totaling $94,763, and working capital of $42,406. The Company does not have a history of generating revenue and has an accumulated deficit of $570,580 as of December 31, 2020. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

The management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the accounts for the Company and its wholly owned subsidiaries. During the years ended December 31, 2020 and 2019, respectively, neither the Company nor any of its subsidiaries had any business operations.

Certain prior period amounts may have been reclassified to conform to current period presentation. These classifications, if any, have no effect on the previously reported net loss or loss per share.

The accompanying financial statements and related notes to the financial statements should be read in conjunction with the last audited financial statements and the related notes thereto for the year ended December 31, 2013, included in the Company's Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 2, 2014.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the financial statements and accompanying notes. Actual results could differ from those estimates. Key estimates generally included in the financial statements include the valuation of deferred income tax assets, equity instruments, stock-based compensation, acquired intangibles, and allowances for accounts receivable.

F-10

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s).

All inter-company balances and transactions have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At both December 31, 2020 and 2019, the Company’s cash balance was $43,436 and $0, respectively. The Company maintains cash balances at financial institutions insured up to $250,000 thousand by the Federal Deposit Insurance Corporation.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments. The Company has no financial instruments recorded on its balance sheets.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of December 31, 2020 and 2019, there were no accounts receivable and no allowance for doubtful accounts.

Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

F-11

The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments included cash and cash equivalents, prepaid expenses, and accrued liabilities. The fair value of the Company’s notes payable were estimated based on current rates that would be available for debt of similar terms which is not significantly different from their stated value.

As of both December 31, 2020 and 2019, the Company did not have any financial liabilities measured and recorded at fair value on its balance sheet on a recurring basis.

Revenue Recognition and Cost of Revenues

The Company follows the FASB Accounting Standards Codification ASC 606 for revenue recognition upon the generation of revenues. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1)	Identify the contract with a customer

 A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

F-12

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The Company will recognize revenue and related costs of revenue per ASC 606 upon the generation of revenues and its related costs of revenues.

F-13

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common stock over the expected option life and other appropriate factors. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on the Common stock of the Company and does not intend to pay dividends on the Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards require the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the actual forfeiture rate is materially different from the Company’s estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-14

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020 and 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by federal, state, and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with federal, state, and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Earnings (Loss) Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

For the twelve-month periods ended December 31, 2020 and 2019, there were no dilutive instruments as the Company did not have any convertible debt and/or equity instruments issued and outstanding as of these dates.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” ASU 2020-04 provides optional expedients and exceptions to account for contracts, hedging relationships and other transactions that reference LIBOR or another reference rate if certain criteria are met. The amendments of ASU No. 2020-04 are effective immediately, as of March 12, 2020, and may be applied prospectively to contract modifications made and hedging relationships entered into on or before December 31, 2022. The Company is evaluating the impact that the amendments of this standard would have on the Company’s consolidated financial statements.

F-15

In August 2020, the FASB issued ASU 2020-06, Debt—”Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Related party balances as of December 31, 2020 and 2019 were $93,733 and $89,258, respectively (see Note 4. Related Party Transactions).

Note 3. Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2020, the Company did not have any business operations. It had assets totaling $43,436, liabilities totaling $94,763, and working capital deficit of $42,406. The Company does not have a history of generating revenue and has an accumulated deficit of $570,580 as of December 31, 2020. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4. Related Party Transactions

On December 16, 2019, the Company’s former President sold an obligation owed to him by the Company of $89,258 to Specialty Capital Lenders LLC, an affiliate and related party to the Company. These Company liabilities were converted to a Note Payable which started accruing interest on January 1, 2020 at a rate of five percent (5%) per annum. The Note matures on October 31, 2021.

As of December 31, 2020, the Company had recorded related party liabilities totaling $93,733 which was made up of the related party note and accrued interest.

F-16

As of December 31, 2019, the Company had recorded related party liabilities totaling $95,258, which consisted of $6,000 of accrued liabilities and $89,258 of principal on the note referred to above. The $6,000 represents filing fees paid by a related party on behalf of the Company.

Promissory Note Issued to Specialty Capital Lenders LLC

On December 16, 2019, the Company issued a Promissory Note to Specialty Capital Lenders LLC (“Specialty”) in the amount of Eighty-Nine Thousand Two Hundred Fifty-Eight dollars ($89,258) (see Note 6. Related Party Promissory Note). The unpaid principal accrues interest at the rate of five percent (5.00%) per annum starting on January 1, 2020. On September 30, 2020, the Company entered into an Obligation Extension Agreement with Specialty Capital Lenders LLC that extended the maturity date to October 1, 2021. On the Maturity Date, the Company must pay Specialty the outstanding principal balance together with all accrued and unpaid interest.

	December 31, 2020	December 31, 2019
Principal	$89,258	$89,258
Accrued and unpaid interest	4,475	0
Total	$93,733	$89,258

Note 5.  Accounts Payable and Accrued Liabilities

As of December 31, 2020, the Company had recorded $1,030 of accounts payable and accrued liabilities, all of which were related to fees owed to the Company’s transfer agent.

As of December 31, 2019, the Company had recorded $2,500 of accounts payable and accrued liabilities of $6,444, all of which were related to advances to the Company for expenses paid on its behalf of which, $6,000 was advanced by a related party.

Note 6.  Related Party Promissory Note

On December 16, 2019, the Company’s former President sold the obligation owed to him by the Company of $89,258 to Specialty Capital Lenders, LLC an affiliate and related party to the Company. These Company liabilities were converted to a Note Payable which started accruing interest on January 1, 2020 at a rate of five percent (5%) per annum. The Note matures on October 31, 2021.

F-17

As of both December 31, 2020 and 2019, the Company recorded both the principal and accrued and unpaid interest related to the Promissory Note as a current liability on its balance sheet.

	December 31, 2020	December 31, 2019
Principal	$89,258	$89,258
Accrued and unpaid interest	4,475	0
Total	$93,733	$89,258

Note 7.  Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock at a par value of $0.001 per share.

As of December 31, 2020 and 2019, the Company has 600,000 shares of Preferred Stock issued and outstanding.

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock at a par value of $0.001 per share.

As of December 31, 2020, and 2019, the Company had 11,081,336 and 10,781,336 shares of its common stock issued and outstanding, respectively.

During the twelve months ended December 31, 2020, the Company issued 300,000 shares of common stock for $75,000 in cash.

The Company did not issue any shares of its common stock during the fiscal year ended December 31, 2019.

Shares Available for Issuance

As of December 31, 2020, the Company had the following number of shares of stock available for issuance:

	Preferred Stock	Common Stock
Number of shares authorized	5,000,000	50,000,000
Less shares issued and outstanding at Dec 31, 2020	600,000	11,081,336
Number of shares available for issuance	4,400,000	38,918,664

Options

As of both December 31, 2020 and 2019, the Company had no stock options outstanding.

Warrants

As of both December 31, 2020 and 2019, the Company had no warrants outstanding.

F-18

Note 8. Commitments

As of this reporting period, the Company did not have any material commitments.

Note 9. Subsequent Events

The effects of COVID-19 remain unknown, if or how much the Company may be affected.

As of this reporting period, the Company did not have any material subsequent event transactions to disclose.

F-19

American Metals Recovery and Recycling Inc.

Condensed Balance Sheets

(Unaudited)

	As of June 30, 2021	As of Dec 31, 2020
Assets
Current assets
Cash	$23,765	$43,435
Total current assets	23,765	43,435

Total assets	$23,765	$43,435

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$600	$1,030
Note payable and Accrued interest – Related Party	95,983	93,733

Total liabilities	$96,583	$94,763

Stockholders' deficit
Preferred Stock, Series A, $0.001 par value, 5,000,000 Authorized, 600,000 shares issued and outstanding	600	600
Common stock, $0.001 par value; 50,000,000 shares authorized 11,081,336 and 11,081,336 shares issued and outstanding	11,081	11,081
Additional paid-in capital	507,571	507,571
Accumulated deficit	(592,070)	(570,580)
Total stockholders' deficit	(72,818)	(51,328)

Total liabilities and stockholders' deficit	$23,765	$43,435

The accompanying notes are an integral part of these condensed financial statements.

F-20

American Metals Recovery and Recycling Inc.

Condensed Statement of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Revenue	$-	$-	$-	$-

Operating expenses
General and administrative	3,641	2,519	19,240	27,029
Total operating expenses	3,641	2,519	19,240	27,029

Loss from operations	(3,641)	(2,519)	(19,240)	(27,029)

Other expense
Interest expense	(1,125)	(1,113)	(2,250)	(2,226)
Total other expense	(1,125)	(1,113)	(2,250)	(2,226)

Loss before provision for income taxes	(4,766)	(3,632)	(21,490)	(29,255)
Provision for income taxes	-	-	-	-

Net loss	$(4,766)	$(3,632)	$(21,490)	$(29,255)

Net loss per share of common stock:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding:

Basic and diluted	11,081,336	11,081,336	11,081,336	10,977,490

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-21

American Metals Recovery and Recycling Inc.

Condensed Statements of Stockholders’ Deficit

(Unaudited)

	Preferred Shares	Preferred Amount	Common Shares	Common Amount	Additional Paid- In Capital	Accumulated Deficit	Total

THREE MONTHS ENDED JUNE 30, 2020

Balance at March 31, 2020	600,000	$600	11,081,336	11,081	$507,571	$(568,077)	$(48,825)

Net loss	-	-			-	(3,632)	(3,632)

Balance at June 30, 2020	600,000	$600	11,081,336	11,081	$507,571	$(571,709)	$(52,457)

THREE MONTHS ENDED JUNE 30, 2021

Balance at March 31, 2021	600,000	$600	10,781,336	10,781	$432,871	$(587,304)	$(68,052)

Net loss	-	-			-	(4,766)	(4,766)

Balance at June 30, 2021	600,000	$600	11,081,336	11,081	$507,571	$(592,070)	$(72,818)

SIX MONTHS ENDED JUNE 30, 2020

Balance at December 31, 2019	600,000	$600	10,781,336	10,781	$432,871	$(542,454)	$(98,202)

Common stock sold for Cash			300,000	300	74,700		75,000
Net loss	-	-			-	(29,255)	(29,255)

Balance at June 30, 2020	600,000	$600	11,081,336	11,081	$507,571	$(571,709)	$(52,457)

SIX MONTHS ENDED JUNE 30, 2021

Balance at December 31, 2020	600,000	$600	11,081,336	11,081	$507,571	$(570,580)	$(51,328)

Net loss	-	-			-	(21,490)	(21,490)

Balance at June 30, 2020	600,000	$600	11,081,336	11,081	$507,571	$(592,070)	$(72,818)

The accompanying notes are an integral part of these condensed financial statements.

F-22

American Metals Recovery and Recycling Inc.

Condensed Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Net loss	$(21,490)	$(29,255)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities:
Accrued interest on related party note payable	2,250	2,226
Accounts payable	(430)	(2,500)
Accrued expenses	-	(6,444)
Net cash provided by operating activities	(19,670)	(35,973)

Cash flows provided by investing activities	-	-

Cash flows provided by financing activities
Sale of Common Stock for cash	-	75,000
Net cash provided by operating activities	-	75,000

Net increase (decrease) in cash	$(19,670)	$39,027
Cash, beginning of period	$43,435	$0
Cash, end of period	$23,765	$39,027

Supplemental disclosure
Interest paid during the period	$-	$-
Taxes paid during the period	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-23

American Metals Recovery and Recycling Inc.

Notes to Unaudited Financial Statements

Note 1. Description of Business

Organizational History

American Metals Recovery and Recycling Inc. (“we” or the “Company”) was incorporated in the State of Nevada on June 29, 2009. We were formed in order to acquire 100% of the outstanding stock of Coil Motor Tubing Corporation, a Texas corporation. Coil Tubing Motor Corporation (“CTM”) was a wholly owned subsidiary of Premier Oil Field Services, Inc. and was formed in June 2006 as a Texas Corporation. CTM serves the oil and gas industry with down-hole drilling motors. These motors were used in the gas well drilling process to drill out frac plugs and other debris in the wellbore.

On April 7, 2014, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Perfect Metals Inc., a Nevada corporation (“Perfect Metals”) and the shareholders (the “PM Shareholders”) holding all of the issued and outstanding common stock (“PM Common Stock”) of Perfect Metals. Under the Exchange Agreement, the PM Shareholders sold, transferred, conveyed and assigned all their share of PM Common Stock to the Company and the Company issued to the PM Shareholders an aggregate of 9,000,000 newly issued common stock, par value $.001 per share, of the Company (“Premier Common Stock”). As a result of the Exchange Agreement, Perfect Metals became the Company’s wholly owned subsidiary (the “Acquisition”) and the Company changed its name to American Metals Recovery and Recycling Inc.

On October 1, 2014, the Circuit Court of Adair County of the State of Missouri (the “Court”) issued an order (the “Order”) in Case Number 15CK-CC00028, State of Missouri in the Circuit Court of Clark County, appointing a receiver to keep, preserve and protect the businesses (the “Businesses”) of Perfect Metals USA, LLC and Whispers, LC, both wholly-owned indirect subsidiaries of the Company). The Order was issued by the Court as a result of a dispute arising out of a September 23, 2014 petition for breach of employment agreement, tortious interference with contract, fraud, breach of fiduciary duty, civil conspiracy, declaratory judgment and preliminary and permanent injunctive relief (the “Petition”) filed by David Janes, an affiliate of the Company and a former director and officer of the Company’s subsidiaries, which Petition named as defendants (i) Gordon Muir, the Company’s President, Chief Executive Officer, Chief Financial Officer and sole member of the Company’s Board of Directors; (ii) Traci Muir, Gordon Muir’s spouse; (iii) the Company; (iv) Perfect Metals USA, the Company’s subsidiary; (v) Perfect Metals USA, LLC, the Company’s subsidiary; (vi) Whispers, LLC, the Company’s subsidiary (collectively, the “Defendants”). The Defendants disputed the claims set forth in the Petition and on October 15, 2014, filed with the Court an answer denying the claims set forth in the Petition and asserting that all actions taken by the Defendants were done with due authority and justification. Furthermore, the Defendants filed a counterclaim against Mr. Janes and various other parties affiliated with or acting under instruction of Mr. Janes for damages and declaratory judgment arising out of the Counterclaim.

On August 20, 2015, the Company executed a settlement agreement in resolution of the litigation. The settlement was confirmed by the Court on September 25, 2015. Pursuant to the Memorandum of Settlement and Joint Motion for Dismissal of All Claims and Counterclaims and Termination of Receivership, the Court thereby adjudged and vacated the Order of October 1, 2014 appointing a receiver for Perfect Metals USA L.L.C. and Whispers L.L.C. and terminates the receivership as to those entities. Plaintiff’s Petition, and all claims and causes of action set forth therein, were thereby dismissed with prejudice. Counterclaimants’ First Amended Counterclaim, and all claims and causes of action set forth therein, were thereby dismissed with prejudice.

F-24

As of September 25, 2015 and thereafter, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company currently intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues in exchange for its securities. The Company has no particular acquisitions in mind and has not currently entered into any negotiations regarding such an acquisition. The Company's officer and director has not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date hereof. The Company’s common stock is subject to quotation on the OTC Markets Group, Inc. Pink Open Market Platform (“Pink Sheets”) under the symbol AMRR. There is currently only a limited trading market in the Company’s shares, nor do we believe that any active trading market has existed for approximately the last 5 years. There can be no assurance that there will be an active trading market for our securities following the effective date of this Registration Statement under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether the trading market will provide liquidity to investors or whether any trading market will be sustained.

American Metals Recovery and Recycling Inc. ("Company”), a Nevada corporation, was formed on June 29, 2009 as Premier Oil Field Services, Inc. and changed its name to American Metals Recovery and Recycling Inc. on April 25, 2014. The Company serviced the oil industry and then proposed to enter the recycling business. Since that time, the company has been dormant when it attempted to enter the recycling industry. The term "we" and "our" refers to the Company and its subsidiaries unless otherwise stated.

Shell Company Status

As of December 31, 2015, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company currently intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues in exchange for its securities. The Company currently has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. The Company's officer and director has not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this Disclosure Statement.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2021, the Company did not have any business operations, it had assets totaling $29,306, liabilities totaling $97,358, and a working capital deficit of $68,052. The Company does not have a history of generating revenue and has an accumulated deficit of $587,305 as of June 30, 2021. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-25

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

The management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the accounts for the Company and its wholly owned subsidiaries. During the six months ended June 30, 2021 and the twelve months ended December 31, 2020, neither the Company nor any of its subsidiaries had any business operations.

Certain prior period amounts may have been reclassified to conform to current period presentation. These classifications, if any, have no effect on the previously reported net loss or loss per share.

The accompanying financial statements and related notes to the financial statements should be read in conjunction with the last audited financial statements and the related notes thereto for the year ended December 31, 2013, included in the Company's Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 2, 2014.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the financial statements and accompanying notes. Actual results could differ from those estimates. Key estimates generally included in the financial statements include the valuation of deferred income tax assets, equity instruments, stock-based compensation, acquired intangibles, and allowances for accounts receivable.

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s).

All inter-company balances and transactions have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At both June 30, 2021 and December 31, 2020, the Company’s cash balance was $23,765 and $43,435 respectively. The Company maintains cash balances at financial institutions insured up to $250,000 thousand by the Federal Deposit Insurance Corporation.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments. The Company has no financial instruments recorded on its balance sheets.

F-26

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of June 30, 2021 and December 31, 2020, there were no accounts receivable and no allowance for doubtful accounts.

Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

The carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments included cash and cash equivalents, prepaid expenses, and accrued liabilities. The fair value of the Company’s notes payable were estimated based on current rates that would be available for debt of similar terms which is not significantly different from their stated value.

As of both June 30, 2021 and December 31, 2020, the Company did not have any financial liabilities measured and recorded at fair value on its balance sheet on a recurring basis.

F-27

Revenue Recognition and Cost of Revenues

The Company follows the FASB Accounting Standards Codification ASC 606 for revenue recognition upon the generation of revenues. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1)    Identify the contract with a customer

 A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)    Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)    Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

4)    Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

F-28

5)    Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The Company will recognize revenue and related costs of revenue per ASC 606 upon the generation of revenues and its related costs of revenues.

 Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common stock over the expected option life and other appropriate factors. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on the Common stock of the Company and does not intend to pay dividends on the Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards require the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the actual forfeiture rate is materially different from the Company’s estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-29

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021 and December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by federal, state, and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with federal, state, and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Earnings (Loss) Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

For the six months ended June 30, 2021 and twelve months ended December 31, 2020, there were no dilutive instruments as the Company did not have any convertible debt and/or equity instruments issued and outstanding as of these dates.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” ASU 2020-04 provides optional expedients and exceptions to account for contracts, hedging relationships and other transactions that reference LIBOR or another reference rate if certain criteria are met. The amendments of ASU No. 2020-04 are effective immediately, as of March 12, 2020, and may be applied prospectively to contract modifications made and hedging relationships entered into on or before December 31, 2022. The Company is evaluating the impact that the amendments of this standard would have on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—”Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

F-30

Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Related party balances as of June 30, 2021 and December 31, 2020 were $95,983 and $93,733, respectively (see Note 4. Related Party Transactions).

Note 3. Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2021, the Company did not have any business operations, it had assets totaling $23,765, liabilities totaling $96,583, and a working capital deficit of $72,818. The Company does not have a history of generating revenue and has an accumulated deficit of $592,070 as of June 30, 2021. The continuation of the Company as a going concern is dependent upon (i) its ability to identify future investment opportunities, (ii) its ability to obtain any necessary debt and/or equity financing, and (iii) its ability to generate profits from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4. Related Party Transactions

On December 16, 2019, the Company’s former President sold an obligation owed to him by the Company of $89,258.00 to Specialty Capital Lenders LLC, an affiliate and related party to the Company. These Company liabilities were converted to a Note Payable which started accruing interest on January 1, 2020 at a rate of five percent (5%) per annum. The Note matures on October 31, 2021.

As of June 30, 2021, the Company had recorded related party liabilities totaling $95,983 which was made up of the related party note and accrued interest.

As of December 31, 2020, the Company had recorded related party liabilities totaling $93,733 which was made up of the related party note and accrued interest.

Promissory Note Issued to Specialty Capital Lenders LLC

On December 16, 2019, the Company issued a Promissory Note to Specialty Capital Lenders LLC (“Specialty”) in the amount of Eighty-Nine Thousand Two Hundred Fifty-Eight dollars ($89,258.00) (see Note 6. Related Party Promissory Note). The unpaid principal accrues interest at the rate of five percent (5.00%) per annum starting on January 1, 2020, and the note matures on October 31, 2021 (the “Maturity Date”). On the Maturity Date, the Company must pay Specialty the outstanding principal balance together with all accrued and unpaid interest.

F-31

	As of	As of
	June 30, 2021	Dec 31, 2020
Principal	$93,733	$89,258
Accrued and unpaid interest	2,250	4,475
Total	$95,983	$93,733

Note 5. Accounts Payable and Accrued Liabilities

As of June 30, 2021, the Company had recorded $600 of accounts payable and accrued liabilities, which were related to fees owed to the Company’s bookkeeper and to its transfer agent.

As of December 31, 2020, the Company had recorded $1,030 of accounts payable and accrued liabilities, all of which were related to fees owed to the Company’s transfer agent.

Note 6. Related Party Promissory Note

On December 16, 2019, the Company’s former President sold the obligation owed to him by the Company of $89,258.00 to Specialty Capital Lenders, LLC an affiliate and related party to the Company. These Company liabilities were converted to a Note Payable which started accruing interest on January 1, 2020 at a rate of five percent (5%) per annum. The Note matures on October 31, 2021.

As of both June 30, 2021 and December 31, 2020, the Company recorded both the principal and accrued and unpaid interest related to the Promissory Note as a current liability on its balance sheet, as the note’s October 31, 2021 maturity date is within twelve (12) months of the reporting date.

	As of	As of
	June 30, 2020	Dec 31, 2019
Principal	$93,733	$89,258
Accrued and unpaid interest	2,250	4,475
Total	$95,983	$93,733

Note 7. Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock at a par value of $0.001 per share.

As of June 30, 2021 and December 31, 2020, the Company has 600,000 shares of Preferred Stock issued and outstanding.

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock at a par value of $0.001 per share.

As of June 30, 2021 and December 31, 2020, the Company had 11,081,336 shares of its common stock issued and outstanding.

The Company did not issue any shares of its common stock during the six months ended June 30, 2021.

During the twelve months ended December 31, 2020, the Company issued 300,000 shares of common stock for $75,000 in cash.

F-32

Shares Available for Issuance

As of June 30, 2021, the Company had the following number of shares of stock available for issuance:

	Preferred Stock	Common Stock
Number of shares authorized	5,000,000	50,000,000
Less shares issued and outstanding at June 30, 2021	600,000	11,081,336
Number of shares available for issuance	4,400,000	38,918,664

Options

As of both June 30, 2021 and December 31, 2020, the Company had no stock options outstanding.

Warrants

As of both June 30, 2021 and December 31, 2020, the Company had no warrants outstanding.

Note 8. Commitments

As of this reporting period, the Company did not have any material commitments.

Note 9. Subsequent Events

The effects of COVID-19 remain unknown, if or how much the Company may be affected.

As of this reporting period, the Company did not have any material subsequent event transactions to disclose.

F-33